UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 28, 2013, the Board of Directors (“Board”) approved an incentive opportunity under the 2013 Management Incentive Plan (Executive) (“2013 MIP”) for each of US Ecology, Inc.’s (“Company”) named executive officers: Jeffrey R. Feeler, Steven D. Welling, Simon G. Bell, Eric L. Gerratt and John M. Cooper (each an “Officer”). The Board also approved an incentive opportunity under the 2013 Executive Sales Incentive Plan (“2013 SIP”) for Mr. Welling.

2013 Management Incentive Plan (Executive)

Under the 2013 MIP, each Officer will be eligible to receive an incentive payment for fiscal year 2013 (“Plan Year”) based upon the achievement of three independent objectives: (1) financial; (2) health and safety; and (3) compliance (each a “Plan Objective”). The payout available for achievement of 100% of each Plan Objective is a percentage of an Officer’s annual base salary (“Target Incentive”). The Target Incentive is 70% of base salary for Mr. Feeler, 45% of base salary for Mr. Bell, 40% of base salary for Mr. Gerratt, 35% of base salary for Mr. Cooper and 30% of base salary for Mr. Welling. The amount available for achievement of a Plan Objective is weighted as a percentage of an Officer’s Target Incentive and may be earned even if the threshold performance is not met for another Plan Objective.

The portion of an Officer’s Target Incentive based on financial performance is scalable beginning with every percentage point over 89% of the Company’s Board approved consolidated operating income target (“Base MIP Target”) and is weighted at 80% of a Officer’s Target Incentive. In the event the Company exceeds the Base MIP Target, the Officers will be eligible for an additional incentive payment in an amount calculated by multiplying their respective salaries by an additional 1.25% for every 1% increase over the Base MIP Target and the resulting product by 80%. The additional incentive payment is capped at one times the Officer’s Target Incentive.

Metrics for the health and safety objective are weighted cumulatively at 10% of an Officer’s Target Incentive and individually at 2%. The metrics include maintenance of Occupational Safety and Health Administration (“OSHA”) site designations (e.g. VPP STAR and SHARP) for Grand View, Richland, Robstown and Beatty facilities and submittal of an application to the applicable voluntary safety program at the Detroit facility, improvement in the number of total OSHA recordable safety incidents, improvement in the number of total OSHA safety incidents that result in an employee having to spend time away from work or be re-assigned to another job function to recover from a work related injury, improvement in the number of safety incidents at our Canadian operations that result in an employee having to spend time away from work, and maintenance of a safety Experience Modification Rating (EMR) below a set target.

The metric for the compliance objective is the avoidance of Notices of Violation or Enforcement during the Plan Year and is weighted at 10% of an Officer’s Target Incentive. The Target Incentive related to compliance shall be earned based on a determination by the Administrator of the 2013 MIP, taking into consideration, among other things, the dollar amount of a monetary penalty paid (or accrued under generally accepted accounting principles) in the Plan Year, severity of the Notices of Violation or Enforcement, regulatory basis for penalty and respective fact patterns.

2013 Executive Sales Incentive Plan

Under the 2013 SIP, Mr. Welling will be eligible to receive an incentive payment beginning with achievement of 85% of the Board approved waste treatment and disposal revenue target (“Plan Target”) and will be capped at the level where Company-wide treatment and disposal revenue is equal to 105% of the Plan Target. The incentive rates applied to actual treatment and disposal revenue will range from .030% to .50%, depending on the level of revenue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: March 5, 2013	By:/s/ Eric L. Gerratt
Eric L. Gerratt
Vice President & Chief Financial Officer

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